Exhibit 5.2

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300 +1 212 839 5599 FAX AMERICA ● ASIA PACIFIC ● EUROPE

January 3, 2018

Athene Holding Ltd.

Chesney House

96 Pitts Bay Road

P.O. Box HM 1386

Hamilton HM FX Bermuda

Re:	Athene Holding Ltd.
Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Athene Holding Ltd., a Bermuda exempted company limited by shares (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an unlimited amount (or its foreign currency equivalent) of, among other things: (i) debt securities of the Company (the “Debt Securities”); (ii) depositary shares of the Company (the “Depositary Shares” and, together with the Debt Securities, the “Securities”) representing fractional shares of Debt Securities, Preferred Shares of the Company, par value $0.001 per share (the “Preferred Stock”) or Class A Common Shares of the Company, par value $0.001 per share (the “Common Shares”).

Unless otherwise specified in the applicable prospectus supplement, (i) the Debt Securities will be issued pursuant to the indenture (the “Indenture”), by and among the Company and U.S. Bank National Association, as trustee (the “Trustee”), in the form filed as Exhibit 4.1 to the Registration Statement, and (ii) the Depositary Shares will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Company and the depositary that is a party thereto.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other

Sidley Austin partnerships.

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January 3, 2018

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith, the Memorandum of Association of the Company (the “Memorandum of Association”) as currently in effect, the Tenth Amended and Restated Bye-Laws of the Company (the “Bye-Laws”) as currently in effect and the resolutions of the Board of Directors of the Company (the “Board”) dated December 6, 2017 relating to the Registration Statement (the “Resolutions”). We have also examined originals, or copies of originals certified or otherwise identified to our satisfaction, of such records of the Company and other corporate documents, have examined such questions of law and have satisfied ourselves as to such matters of fact as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with the original documents of any copies thereof submitted to us for our examination.

Based on the foregoing and subject to the qualifications and limitations set forth herein, we are of the opinion that:

1.	Each series of Debt Securities covered by the Registration Statement will constitute validly issued and legally binding obligations of the Company when: (i) the Board or a duly authorized committee thereof shall have duly adopted resolutions in conformity with the Memorandum of Association, the Bye-Laws and the Resolutions authorizing any necessary supplement to the Indenture and the form, terms, execution, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement and the Indenture (including any necessary supplement to the Indenture); (ii) the final terms of the applicable Debt Securities shall have been duly established and approved by the Company; (iii) the Indenture and any necessary supplement to the Indenture shall have been duly executed and delivered by the Company and the Trustee; and (iv) such series of Debt Securities shall have been duly executed by the Company and authenticated by the Trustee as provided in the Indenture (including any necessary supplement to the Indenture) and such resolutions and such Debt Securities shall have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor.

2.

The Depositary Shares covered by the Registration Statement will be validly issued and entitle the holders thereof to the rights specified in the Depositary Shares and the Deposit Agreement relating to the Depositary Shares when: (i) a Deposit Agreement relating to such Depositary Shares shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the depositary named in the Deposit Agreement; (ii) the Board shall have duly adopted resolutions in conformity with the Memorandum of Association, the Bye-Laws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations, restrictions, terms or other provisions of the series of Debt Securities, Preferred Stock or Common Shares, as the case may be, underlying the Depositary Shares and authorizing the issuance and sale of such series of Debt Securities, Preferred Stock or Common Shares, as the case may be;

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January 3, 2018

(iii) certificates representing the series of Debt Securities, shares of Preferred Stock or shares of Common Shares, as the case may be, underlying such Depositary Shares shall have been duly executed, countersigned and registered and duly delivered against payment of the agreed consideration therefor; and (iv) the depositary receipts evidencing the Depositary Shares shall have been duly executed and delivered by the depositary in the manner set forth in the Deposit Agreement.

The opinions above are qualified to the extent that the enforcement of the Debt Securities, the Indenture, the Depositary Shares and the related Deposit Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws relating to or affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law, and further to the extent the enforcement of any Debt Securities or Depositary Shares denominated in a currency other than United States dollars may be limited by requirements that a claim (or a foreign currency judgment in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of each series of Debt Securities and each issue of Depositary Shares: (i) any Securities being offered will be issued and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; (ii) the execution, delivery and performance by the Company of the Indenture (including any necessary supplement to the Indenture) and the applicable Deposit Agreement, and all actions necessary for the issuance of the Securities and the form and terms thereof will be duly authorized by all necessary action (corporate or otherwise) and will not (a) contravene the Memorandum of Association or the Bye-Laws, each as currently in effect, (b) violate any law, rule or regulation applicable to the Company or (c) result in any conflict with or breach of any agreement or document binding on the Company; (iii) no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of the Indenture, the applicable Deposit Agreement or the issuance of the Securities, and if any such authorization, approval, consent, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect; (iv) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; (v) in the case of the issue of a series of Debt Securities, the Indenture will not have been modified or amended (other than by a necessary supplemental indenture as referred to above); (vi) in the case of the issue of Depositary Shares, the terms and conditions of such Depositary Shares, the underlying Debt Securities, Preferred Stock or Common Shares and the related Deposit Agreement will be as expressly contemplated in the prospectus supplement relating thereto; and (vii) the Memorandum of Association and the Bye-Laws, each as currently in effect, will not have been modified or

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January 3, 2018

amended and will be in full force and effect. We have further assumed that any necessary supplemental indenture and any Deposit Agreement will be governed by and construed in accordance with the laws of the State of New York.

With respect to any instrument or agreement executed or to be executed by any party other than the Company, we have also assumed, to the extent relevant to the opinions set forth herein, that (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by such party and (iii) such instrument or agreement is a valid, binding and enforceable agreement or obligation, as the case may be, of such party.

This opinion letter is limited to the laws of the State of New York. We express no opinion, and make no statement, as to the laws, rules or regulations of any other jurisdiction, including, without limitation, Bermuda, or as to the municipal laws or the laws, rules or regulations of any local agencies or governmental authorities of or within the State of New York, or as to any matters arising thereunder or relating thereto.

The opinions set forth herein are given as of the date hereof, and we undertake no obligation to update or supplement this letter if any applicable law changes after the date hereof or if we become aware of any fact or other circumstances that changes or may change any opinion set forth herein after the date hereof or for any other reason.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the related rules promulgated by the SEC.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP